Exhibit 10.16

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Amendment” or “Second Amendment”) is effective as of February 1, 2007 by and between Aerospace/Defense, Inc., a South Carolina corporation (hereinafter the “Landlord”) and Force Protection Industries, Inc. (f/k/a Technical Solutions Group, Inc.) and Force Protection, Inc. (collectively, the “Tenant”).

Recitals

A.                                   By Industrial Lease entered into as of July 13, 2004, as amended by letter signed by the Tenant on July 18, 2006 (“First Amendment”), the Landlord leased unto Tenant certain premises within Building No. 2 situated in an industrial project (the “Project”) located in Ladson (Charleston County), South Carolina. The Industrial Lease as amended by the First Amendment shall hereinafter be referenced collectively as the “Lease.”  By the execution of this Second Amendment, the parties intend to amend the Lease as hereinafter provided. Each capitalized term used and not otherwise defined or modified herein shall have the meaning ascribed thereto in the Lease.

B.                                     At the time the Lease was entered into as of July 13, 2004, and currently, there exists a wall (the “Wall”) located across the northern bay (the “North Bay”) of Building No. 2 (see Exhibit A), which Wall is more particularly described as follows:

The Wall is located approximately 202’ east of the western wall of Building No. 2 and is approximately 50” high — from the floor to the ceiling joist roof line. The Wall is constructed of concrete blocks from the floor to a height of 12’ with the remainder of the Wall constructed of 5/8 inch sheet rock on each side over metal studs. There are also several masonry support-wall sections 1.5 concrete blocks wide (each block is approximately 12” wide) on each side of the Wall from the floor to the ceiling to support the Wall and the metal studs. See Exhibit B for a more detailed drawing and Exhibit C which is a series of 24 pictures taken of the Wall on January 31, 2007. There are two roll-up metal doors [one a Rytec electric high speed roll up door with electronic controls 10’ (wide) by 15’ (height) and the other door a 10’ (wide) by 15’ (height) roll-up door with electronic operator] and one personnel walk-through door more fully described and delineated in Exhibit B. At the existing crane-rails (located about 45’ above the floor), there are four crane-stops.

C.                                     The first sentence of Section 10(a) of the Lease provides as follows:  “Tenant shall make no structural alterations, changes, additions or improvements (collectively “Alterations”) in or to the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld.”

D.                                    The Tenant desires at its sole cost and expense (without contribution by the Landlord) to demolish and remove the Wall and crane-stops so that the North Bay is no longer divided by the Wall and the cranes can run the full length (approximately 600’) of the North Bay.

E.                                      At the request of the Tenant, the Landlord has agreed to consent to the destruction and removal of the Wall and crane stops by the Tenant pursuant to the terms, provisions, conditions and agreements hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises given one to the other, the parties do hereby covenant and agree to amend and modify the Lease as follows:

1.                                       All the Recitals set forth above in the “Recitals” clauses are hereby made an integral part of this Agreement.

2.                                       As it pertains to the removal and demolition (hereinafter collectively “demolition”) of the Wall (an “Alteration” for purposes of Section 10 of the Lease), the parties reiterate the provisions of Section 10(a)(i) and Section 10(c). During the demolition of the Wall, the Tenant shall keep the area surrounding the Wall (whether or not within the Premises) in a neat, orderly and environmentally clean condition.

3.                                       It is specifically acknowledged by the Tenant that the Landlord does not make any claim, representation, warranty or promise whatsoever about the condition or compliance with law of the Wall.

4.                                       During the demolition of the Wall, the Tenant shall use commercially reasonable efforts to salvage in good operating condition and deliver to the Landlord the three doors currently within the Wall so that the Landlord may use them as it sees fit.

5.                                       Notwithstanding any term or provision contained in the Lease, the Tenant agrees to the following: at least 60 days prior to the expiration or termination of the Lease, the Tenant, at its sole cost and expense (and without contribution from the Landlord) shall rebuild the Wall in its current location (or at another location across the North Bay as may be designated by the Landlord) and as the Wall now exists — that is, in rebuilding the Wall, the Tenant shall utilize substantially similar materials and shall use the same design. For clarification and avoidance of doubt:

(i)                                     rebuilding the Wall shall also include leaving three openings for and installing three new doors (two roll-up metal doors and one personnel walk-through door) with substantially similar doors at approximately the same location where the existing doors currently are situated and installing four crane-stops; provided, however, the Tenant shall be required to install new doors only where it has been unable to salvage the existing door(s) in good operating condition and deliver same to the Tenant during the demolition of the wall as contemplated in Section 4 above;

(ii)                                  Tenant shall cause the work of rebuilding the Wall to be performed promptly, efficiently and in good and workmanlike manner by duly qualified and licensed contractors, using first-grade materials, and in full compliance with all local, state and federal applicable laws, rules, regulations and ordinances; and

(iii)                               For purposes of Section 10(a)(i) and Section 10(c) of the Lease, the rebuilding of the Wall shall be considered an “Alteration.”

PROVIDED, HOWEVER, prior to commencing the work to rebuild and reinstall the Wall as referenced above in this Paragraph 5, the Tenant shall notify the Landlord in writing at least ten days prior to the commencement of such work (the “Tenant’s Notice”) and the Landlord shall have the absolute right within ten days of the receipt of the Tenant’s Notice to advise the Tenant

[only by written notice signed by a senior officer of the Landlord (and not by any other notice — verbal or otherwise) — the “Landlord’s Notice”] that the rebuilding of the Wall will not be required. For clarification and avoidance of doubt, if, after the Tenant’s Notice is delivered to the Landlord, a Landlord’s Notice to the Tenant is not given to the Tenant within the ten-day period, the Tenant shall automatically, without any further notice required from the Landlord, commence the work to rebuild the Wall as provided above in this Section 5.

6.                                       This Amendment may be executed in several counterparts, each of which shall be deemed an original and such counterparts shall constitute by one and the same instrument. If this Amendment or the signature page, as executed, is transmitted by one party to the other by facsimile transmission or electronically “pdf” transmission, such transmission shall be deemed an executed original of this Amendment and of such signature.

7.                                       Except as modified by this Amendment, the Lease remains unchanged.

[THE REMAINDER OF THIS PAGE INTENTIONALLY REMAINS BLANK]

IN WITNESS WHEREOF, the parties hereby have duly executed this Amendment under seal as of the day and year first above written.

LANDLORD:

AEROSPACE/DEFENSE, INC.

By:	/s/ M. Jerry Garfinkle
M. Jerry Garfinkle
Its: Assistant Secretary

TENANT:

FORCE PROTECTION INDUSTRIES, INC.

By:	/s/ Raymond Pollard

Its:	COO

Force Protection, Inc.

By:	/s/ Gordon R. McGilton

Its:	CEO